EXHIBIT 23(q)

                                POWER OF ATTORNEY

     KNOWN ALL MEN BY THESE PRESENTS, that the undersigned as trustees of GARTMORE VARIABLE INSURANCE TRUST (the "Trust"), a Massachusetts business trust, which have filed or will file with the U.S. Securities and Exchange Commission under the provisions of the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, various Registration Statements and amendments thereto for the registration under said Acts of the Trust hereby constitutes and appoints James Bernstein, Elizabeth A. Davin, Gerald J. Holland, Paul J. Hondros, Angela R. Jett, D. Bruce Johnston, Eric E. Miller and Mary Lou Vitale, and each of them with power to act without the others, his or her attorney, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to approve, and sign such Registration Statements and any and all amendments thereto, with power to affix the corporate seal of said corporation thereto and to attest said seal and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, hereby granting unto said attorneys, and each of them, full power and authority to do and perform all and every act and thing requisite to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that which said attorneys, or any of them, may lawfully do or cause to be done by virtue hereof. This instrument may be executed in ore or more counterparts.

     IN WITNESS WHEREOF, the undersigned has herewith set his or her name and seal as of this 13th day of March, 2003.


/s/  Charles  E.  Allen                        /s/  Paula  Cholmondeley
Charles  E.  Allen,  Trustee                   Paula  Cholmondeley,  Trustee


/s/  C.  Brent  DeVore                         /s/  Robert  M.  Duncan
C.  Brent  DeVore,  Trustee                    Robert  M.  Duncan,  Trustee


/s/  Barbara  Hennigar                         /s/  Paul  J.  Hondros
Barbara  Hennigar,  Trustee                    Paul  J.  Hondros,  Trustee


/s/  Thomas  J.  Kerr,  IV                     /s/  Douglas  F.  Kridler
Thomas  J.  Kerr,  IV,  Trustee                Douglas  F.  Kridler, Trustee


/s/  Mark  L.  Lipson                          /s/  Arden  L.  Shisler
Mark  L.  Lipson,  Trustee                     Arden  L.  Shisler,  Trustee


/s/  David  C.  Wetmore
David  C.  Wetmore,  Trustee


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